  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, VIA EDGAR, ON JULY 30,
                                      2003

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             LIBERTY PROPERTY TRUST
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING DOCUMENTS)
                            ------------------------

                 MARYLAND                                   23-7768996
      (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION
               INCORPORATION                           NUMBER OF REGISTRANT)
      OR ORGANIZATION OF REGISTRANT)

                            ------------------------
             65 VALLEY STREAM PARKWAY, MALVERN, PENNSYLVANIA 19355
                                 (610) 648-1700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            JAMES J. BOWES, ESQUIRE
                            65 VALLEY STREAM PARKWAY
                          MALVERN, PENNSYLVANIA 19355
                                 (610) 648-1700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                  PLEASE SEND A COPY OF ALL CORRESPONDENCE TO:

                           RICHARD A. SILFEN, ESQUIRE
                          MORGAN, LEWIS & BOCKIUS LLP
                               1701 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 963-5000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ________
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [X]
                                                        (continued on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                                          PROPOSED
                                                        PROPOSED          MAXIMUM
                                       AMOUNT           MAXIMUM          AGGREGATE         AMOUNT OF
     TITLE OF EACH CLASS OF            TO BE         OFFERING PRICE       OFFERING        REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED       PER UNIT(1)         PRICE(1)           FEE(2)
--------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
  Interest, $0.001 par value....  3,000,000 shares       $33.83         $101,490,000         $8,211
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of the common shares on the New York Stock Exchange on July 24, 2003.

(2) Includes rights to purchase Series A Junior Participating Preferred Shares of Liberty Property Trust. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the common shares.

PROSPECTUS

                             LIBERTY PROPERTY TRUST

                           DIVIDEND REINVESTMENT PLAN

    Through this prospectus, we offer participation in our Dividend Reinvestment Plan. The plan provides investors with a convenient and economic way to purchase our common shares of beneficial interest directly from us. If you hold common shares, you may reinvest all or a portion of the cash dividends paid on those shares. Some of the significant features of the plan are as follows:

    - If you participate in the plan, you may purchase our common shares at a discount of 3% of the then current market prices of the shares through the automatic reinvestment of the regular quarterly and any other cash dividends we pay on shares you already hold. The market price of the shares purchased is determined as described in Question 10 below.

    - You will not be charged brokerage commissions or service charges for purchases made under the plan.

    - If you participate in the plan, your record keeping will be simplified because you will receive periodic statements of your accounts.

    - If you hold shares through a broker or other nominee you may participate in the plan either by making an appropriate arrangement with the nominee or by having your shares transferred and registered in your name.

    Your participation in the plan is entirely voluntary. You may end your participation at any time. If you currently hold common shares and do not choose to participate in the plan you will continue to receive cash dividends as declared, in the usual manner.

    These common shares are traded on the New York Stock Exchange. This prospectus relates to 3,000,000 of our common shares that we are offering for purchase under the plan.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is July 30, 2003.

                             ABOUT THIS PROSPECTUS

     This prospectus describes the common shares of beneficial interest of Liberty Property Trust, which is a real estate investment trust. Liberty Property Trust conducts substantially all of its business through Liberty Property Limited Partnership, its "Operating Partnership." When we use the terms "we," "us," "our," and the "Company," we are referring to the Trust. Using this Prospectus, we are offering up to 3,000,000 of the common shares to participants in our Dividend Reinvestment Plan.

     As we describe below in the section entitled "Where to Find Additional Information," we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our common shares, you should read this prospectus and the information we otherwise file with the SEC.

                      WHERE TO FIND ADDITIONAL INFORMATION

     We are required by federal securities laws to file certain information with the SEC. You can access this material on the SEC's Internet website, at http://www.sec.gov. You can also read and copy this material at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) 732-0330 for information on how the public reference room operates. In addition, the common shares are listed on the NYSE, and you can obtain our reports, proxy statements and other information about us at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

     We will also send you copies of the material we file with the SEC, free of charge, upon your request. Please call or write our Investor Relations department at:

     65 Valley Stream Parkway
     Malvern, Pennsylvania 19355
     Telephone No.: (610) 648-1700

     The SEC allows us to "incorporate by reference" into this prospectus certain important information about us. This means that the information in this prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and incorporated by reference in, this prospectus.

     We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 until the offer of the common shares described in this prospectus is completed:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

     (c) Our Current Report on Form 8-K filed with the SEC on January 14, 2003;

     (d) The description of our common shares contained in our Registration Statement on Form 8-A registering the common shares under Section 12 of the Securities Exchange Act of 1934; and

     (e) The description of the our preferred share purchase rights contained in our Registration Statement on Form 8-A registering the preferred share purchase rights under Section 12 of the Securities Exchange Act of 1934.

     This prospectus is part of a registration statement filed with the SEC under the Securities Act of 1933 to register the common shares that we may offer by this prospectus. Not all of the information in the registration statement appears in this prospectus. For more detail, you can read the entire registration statement, and all of the exhibits filed with it, at the SEC's offices as described above.

     You should rely on the information that is in this prospectus, or incorporated by reference. You should not, however, assume that the information that appears directly in this prospectus is accurate or complete as of any date other than the date on the front cover of this prospectus.

                                  THE COMPANY

     We are a self-administered and self-managed REIT that was formed to continue and expand the commercial real estate business of Rouse & Associates. Founded in 1972, Rouse & Associates developed and managed commercial real estate in the Southeastern, Mid-Atlantic and West Coast markets of the United States. We provide leasing, property management, acquisition, development, construction and design management and other related services to our portfolio of industrial and office properties.

     Our executive offices are located at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets.

                                USE OF PROCEEDS

     We cannot determine the number of shares that will ultimately be purchased under the plan, or the prices at which these shares will be purchased. We will use the proceeds from the sale of shares under the plan to continue our real estate acquisition, development and investment activities and for other general corporate purposes.

                            DESCRIPTION OF THE PLAN

PURPOSE

1. What is the purpose of the plan?

     The primary purpose of the plan is to provide holders of our shares with a convenient and economic method of reinvesting their dividends without paying any brokerage commissions or service charges in connection with purchases of our shares. In addition, purchases of shares directly from us under the plan will provide us with additional capital for general corporate purposes. Whether significant additional capital is raised may be affected, in part, by our decision to sell newly issued common shares to fulfill the requirements of the plan.

PARTICIPATION

2. Who is eligible to participate?

     You may participate in the plan if you qualify as either of the following:

     - you are a "registered holder," a person whose shares are registered in our transfer books in your name, or

     - you are a "beneficial owner," a holder of shares who has beneficial ownership of shares that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee).

     Registered holders may participate in the plan directly. If you are not a registered holder, you must either become a registered holder by having your shares transferred into your own name, or you must make arrangements with your broker, bank or other nominee to participate in the plan on your behalf. Most major brokers, banks and other nominees will make such arrangements on your request. See Question 5 for a discussion of the plan's enrollment procedure.

     You may not transfer your right to participate in the plan to another person without also transferring your shares. If you reside in a jurisdiction where it is unlawful for us to permit your participation in the plan, you are not eligible to participate in the plan. Currently, we will not exclude you from the plan if you use it to engage in short-term trading or other arbitrage activities. We reserve the right to exclude you from the plan, however, if we encounter a pattern of trading that we consider abusive or objectionable.

BENEFITS AND LIMITATIONS

3. What are the primary benefits and limitations of the plan?

     The primary benefits of the plan are:

     - You may have the cash dividends on all or a portion of your shares reinvested automatically with us at a discount of 3% from the then current market prices of the shares.

     - You pay no brokerage commissions or service charges in connection with your purchases under the plan. See Question 20 for a discussion of payments of expenses under the plan.

     - Your reinvested cash dividends will be fully invested because the plan provides for fractional shares, computed to three decimal places, to be credited to your account. Additionally, dividends on whole or fractional shares already participating in the plan will be reinvested automatically in additional shares and credited to your plan account.

     - You can avoid cumbersome safekeeping of share certificates for shares credited to your account.

     - Your record keeping will be simplified by periodic statements reflecting all current activity, including shares purchased and your latest plan account balance.

     The primary limitations of the plan are:

     - The purchase price for the shares you purchase through the plan is based on the market prices for the shares during the relevant "pricing period." The "pricing periods" are described in Question 10. As a result, your purchase price may exceed (or be less than) the price of acquiring the shares on the open market on the related investment date. See Question 8 for a discussion of when shares will be purchased under the plan and Question 10 for a discussion of the purchase price of shares under the plan.

     - There may be delays between your instruction to sell shares held under the plan and the sale date. There may also be delays between your instruction to withdraw shares held under the plan and your receipt of those shares. See Question 12 for a discussion of how shares are sold under the plan, and Question 14 for a discussion of how you withdraw from the plan.

     - By reinvesting your cash dividends, you will be treated for federal income tax purposes as having received taxable income on the dividend payment date. These dividends may give rise to a tax payment obligation without providing you with immediate cash to pay the tax obligation when it becomes due. See Question 16 for a discussion of your principal federal income tax consequences of participating in the plan.

     - You may not pledge shares deposited under the plan.

     NEITHER WE NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES YOU PURCHASE UNDER THE PLAN.

ADMINISTRATION AND INTERPRETATION

4. Who will administer and interpret the plan?

     EquiServe Trust Company, N.A., or any successor administrator as we designate, will serve as administrator of the plan. The administrator: (a) acts as your agent, (b) keeps records of your accounts, (c) sends you regular account statements and (d) performs other duties relating to the plan. Shares purchased for you under the plan will be held by the administrator on your behalf, unless and until you request that a share certificate for your shares be issued, as described in Question 14. The administrator also serves as dividend disbursement agent, transfer agent and registrar for the shares. You should direct all communications with the administrator to:
                         EquiServe Trust Company, N.A.
                           Dividend Reinvestment Plan
                                 P.O. Box 43010
                           Providence, RI 02940-3010
                           Telephone: (781) 575-3120

     For additional prospectuses, broker and nominee forms, enrollment forms or authorization forms, you should call toll free 1-800-944-2214.

     When communicating with the administrator, please provide your daytime telephone number.

     We have the right to interpret and establish procedures for the administration of the plan. Our interpretations and procedures will be final, conclusive and binding.

ENROLLMENT

5. How and when may I enroll in the plan and become a participant?

     If you are a registered holder, you may enroll in the plan and become a participant by completing and signing the enclosed authorization form and returning it to the administrator at the address set forth in Question 4. The authorization form appoints the administrator as your agent for purposes of the plan. Please review the authorization form for additional information. You may obtain an additional authorization form at any time from the administrator. If your shares are registered in more than one name (as joint tenants, trustees, etc.), all registered holders of the shares should sign the authorization form exactly as their names appear on the account registration.

     If you are a beneficial owner but not a record holder of shares, you must instruct your broker, bank or other nominee in whose name your shares are held to participate in the plan on your behalf.

     Enrollment forms and broker and nominee forms are available from the administrator.

     You may enroll in the plan at any time. Once enrolled, you remain enrolled without further action on your part until you discontinue your participation or until the plan is terminated. See Question 14 regarding withdrawal from the plan and Question 23 regarding termination of the plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another authorization form, and execute a stock power form to change the registration of your plan account, in order to continue participation.

6. What are my participation options and what does the authorization form provide?

     Through the authorization form you may direct us to pay to the administrator, for the purchase of additional shares, all of your cash dividends on (a) "participating shares," the specified number of shares you own on the applicable record date, and you designate to be included in the plan and (b) all whole and fractional shares which have been credited to your plan account. Shares held by the administrator in your plan account are sometimes referred to as "plan shares."

     Through the authorization form you can provide for the purchase of shares through the following investment options:

     "Full Dividend Reinvestment" This option directs the administrator to invest in accordance with the plan all dividends on all shares you then or subsequently own, and also all dividends on your whole and fractional plan shares.

     "Partial Dividend Reinvestment" This option directs the administrator to invest in accordance with the plan all dividends on that number of whole shares you own which you designate in the appropriate space on the authorization form. If you select this option, you will continue to receive dividends in the usual manner on all shares you own but which you did not designate for participation in the plan. We recommend that if you are a nominee firm holding shares in your own street name (i.e., shares not held for you by The Depository Trust Company or some other depositary) you use this option, even if you wish to participate with respect to all of the shares you own at the time of enrollment.

     YOU MAY SELECT EITHER OF THESE TWO OPTIONS, BUT YOU MAY NOT SELECT BOTH.IN EACH CASE, CASH DIVIDENDS ON ALL PARTICIPATING SHARES WILL BE REINVESTED IN SHARES, UNTIL YOU SPECIFY OTHERWISE OR WITHDRAW FROM THE PLAN ALTOGETHER, OR UNTIL WE TERMINATE THE PLAN.

     See Question 14 regarding notification of withdrawal to the administrator. See Question 22 regarding the plan's treatment of shares issued in stock splits or stock dividends and shares acquired on the exercise of rights.

     IF YOU RETURN A PROPERLY EXECUTED AUTHORIZATION FORM TO THE ADMINISTRATOR WITHOUT SELECTING AN INVESTMENT OPTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT.

7. When will my participation in the plan begin?

     Your participation as to dividend reinvestments will begin with the next investment date (referred to in Question 8) after the administrator receives your authorization or enrollment form, as appropriate, subject to satisfaction of the following requirements. If the administrator receives your authorization form between the record date and the payment date of a quarterly dividend, your participation will begin with the following dividend.

PURCHASES

8. When will my shares be purchased under the plan?

     Your shares will be purchased on the dividend payment date, or if that date is not a trading day, then on the next succeeding trading day. The date on which the administrator purchases your shares is sometimes referred to in the plan as the "payment date." A trading day means a day on which trades in shares are reported on the principal market for those shares.

     You should be aware that when the administrator is purchasing shares on the open market, regulations may require the administrator to make the purchases on a date later than the date specified by the plan.

     The date on which the administrator purchases shares from us, or the first date on which the administrator purchases shares in the open market, with respect to any dividend reinvestment is sometimes referred to in the plan as the "investment date" for the shares purchased in connection with that dividend reinvestment.

     We cannot give you any assurance regarding the declaration or payment of dividends, and nothing contained in the plan obligates us to declare or pay any dividends. The plan does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to be determined by our board of trustees based upon our earnings, financial condition and other factors.

9. What is the source of shares to be purchased under the plan?

     Shares purchased through the plan may be newly issued shares or treasury shares purchased directly from us, shares purchased through routine open market transactions or shares acquired by a combination of such methods. We will determine the source of the plan purchases, which may vary from time to time.

10. At what price will my shares be purchased?

     Shares purchased through the plan directly from us with reinvested dividends will be acquired at a price to you equal to the average of the daily high and low sales prices of the shares as reported on the NYSE for the "dividend reinvestment pricing period," the five trading days immediately preceding the applicable investment date, discounted 3%. We reserve the right to change any discount offered on common shares purchased with reinvested dividends.

     Shares purchased through the plan on the open market with reinvested dividends will be acquired at a price to you equal to the average price paid by the administrator for shares purchased through the plan in the open market purchases discounted 3%. We will supply funds to the administrator to make up this discount.

     The price to you for shares purchased through the plan, whether directly from us or in open market transactions, is sometimes referred to as the "purchase price" for such shares.

     Although we will pay all brokerage fees on shares purchased on the open market, for tax purposes, these fees will be considered as additional taxable dividend income to you. See Question 16 for a discussion of the principal federal income tax consequences of participating in the plan. These fees are not expected to be substantial.

CERTIFICATES

11. Will I receive certificates for share purchases?

     The administrator will hold all plan shares together. This protects against the loss, theft and destruction of certificates. Upon your written request, the administrator will have certificates issued and delivered to you for any whole shares credited to your account. Certificates will be issued only in the same names as the names enrolled in the plan. In no event will certificates for fractional shares be issued.

SALE OF SHARES

12. Can I sell shares I hold under the plan?

     You may request in writing, at any time, that the administrator sell all or any part of the shares held in your plan account. Upon receipt of your written instructions, the administrator will sell the plan shares you designate and will remit to you a check for the proceeds of the sale, less your share of brokerage commissions, service charges and any applicable taxes. The administrator must receive your written instructions to sell shares at least five trading days before the sale of those shares. The administrator will sell shares at least once per week in routine open market transactions at the shares' then current market prices in transactions carried out through one or more brokerage firms. The administrator will impose an administrative charge ($10 per transaction plus applicable brokerage commissions) in connection with these sales which will be deducted from your proceeds of the sale. You should be aware that if there are any legal restrictions on or limitations on your right to sell shares publicly (e.g., because you are a controlling person of our company), the administrator is not obligated to sell your shares.

REPORTS

13. What reports will be sent to me?

     Unless you are participating in the plan through your broker, bank or other nominee, you will receive from the administrator a detailed statement of your plan account following each dividend payment and account transaction. These detailed statements will show:

     - total cash dividends received

     - total shares purchased (including fractional shares)

     - price paid per share

     - total shares sold

     - price obtained per share

     - total shares you hold in the plan

     - any other appropriate information

     You should retain these statements to determine your tax cost basis for shares purchased. If you are participating in the plan through your broker, bank or other nominee, you should contact that entity regarding a statement of your interests in the plan.

WITHDRAWAL

14. How may I withdraw from participation in the plan?

     You may terminate your enrollment in the plan by giving the administrator written notice, and thereafter all dividends will be sent to you or to the nominee through which your shares are held. In order to terminate your participation prior to any dividend payment date, the administrator must receive your written notice by the record date for that dividend payment. Upon termination, certificates for any whole shares will be issued in your name or, upon receipt of written instructions, shares will be sold for you. See Question 12 regarding the sale of shares. Any fractional shares held in the plan at the time of your termination will be converted into cash on the basis of the then current market prices of the shares. Between a dividend record date and the following dividend payment date, the administrator will not execute any sales or withdrawals which will result in your plan account being reduced to zero.

15. Will my participation in the plan end automatically on my death or incompetence?

     Your participation in the plan will not terminate automatically upon your death or incompetence, even if we, or the administrator, is aware of your death or incompetence. However, your legal representative or successor may terminate further participation in the plan at any time.

FEDERAL INCOME TAXES

16. What are the principal federal income tax consequences of my participation in the plan?

     The following discussion summarizes the principal federal income tax consequences, under current law, of participating in the plan and does not constitute tax advice. Changes in the law, administrative rulings or judicial interpretations may adversely affect the tax principles outlined in this summary. The summary does not address the special tax consequences that may be applicable to you if you are subject to special tax treatment (including as a tax-exempt organization, broker dealer, or a foreign shareholder). You should consult with your tax advisor for further information with respect to the federal, foreign, state, and local tax consequences of your participation in the plan.

     Classification of Distributions to Shareholders. Distributions to shareholders are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. To the extent that the amount distributed by us exceeds our current and accumulated earnings and profits, the distributions will be first treated as a return of capital to you to the extent of your tax basis in the shares with respect to which distributions are being made, with any excess taxable as capital gain.

     Reinvestments by Shareholders. You will be treated for federal income tax purposes as having received distributions equal to the fair market value of the shares purchased for you on the investment date. The fair market value on the investment date may differ from the purchase price (which is used to determine the number of shares acquired). The amount taxable as a dividend, as mentioned above, will depend on our current and accumulated earnings and profits. Your tax basis in the shares acquired under the plan will be equal to the amount treated as a distribution for federal income tax purposes.

     If you are a corporate shareholder, dividends paid to you, including the amounts taxable as dividends to you as a corporate shareholder under the plan, will not be eligible for the corporate dividends-received deduction for federal income tax purposes.

     In addition to the treatment of reinvestments by shareholders described above, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by us on your behalf in connection with purchases of shares on the open market will generally constitute a distribution to you for federal income tax purposes. The holding period for shares acquired through the plan will begin the day after the investment date.

     Receipt of Share Certificates and Cash. You will not realize any taxable income upon the receipt of a certificate for full shares credited to your account pursuant to the plan. You will, however, generally recognize gain or loss when you sell or exchange shares received from the plan or when a fractional interest of yours is liquidated. Such gain or loss will equal the difference between the amount which you receive for the shares and your tax basis in such shares.

     Withholding. We will comply, as will the administrator, with all applicable IRS requirements concerning the filing of information returns, including providing you with payee and other tax statements required to be provided to investors for tax purposes for each calendar year. With respect to dividends of yours which are subject to federal income tax withholding, we will comply, as will the administrator, with all applicable IRS requirements concerning the withholding of tax, and the amount of any cash distribution reinvested will, in each case, be after any reduction necessary to comply with the applicable withholding requirements.

OTHER PROVISIONS

17. What happens if I dispose of or acquire additional shares?

     If you elect to have all dividends automatically reinvested in the plan and you subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue on all of your retained shares as long as there are shares registered in your name or held for you in the plan by the administrator or until termination of your enrollment in the plan. Similarly, if you elect the full dividend reinvestment option and you subsequently acquire additional shares registered in your name, the dividends paid on the additional shares will be invested automatically until termination of your enrollment in the plan or until you give other instructions. If, however, you elect the partial dividend reinvestment option and you subsequently acquire additional shares which are registered in the your name, the dividends paid on the additional shares will not be invested automatically under the plan. See Question 6 for a discussion of your participation options under the plan. If you elect partial dividend reinvestment and you subsequently sell shares, reinvestment will continue on the full number of your participating shares as long as you own at least the number of participating shares you previously specified, or on the number of shares you continue to own, if you own less than the number previously specified.

18. May I pledge shares in the plan?

     You may not pledge shares you hold in the plan, and any purported pledge will be void. If you wish to pledge your shares, you must first withdraw the certificates from the plan.

19. How will my shares be voted?

     In connection with the exercise of your shareholder voting rights, you will receive proxy materials enabling you to vote shares you hold directly and the shares held for your account by the administrator. All shares held by the administrator will be voted as you designate on the proxy card. If you do not vote by proxy or in person and do not otherwise instruct the plan to the contrary, shares held for your account by the administrator will not be voted. If you own shares not deposited with the administrator, you will vote those shares in the normal manner, even if they are participating shares; the administrator will not be involved in the voting of these shares.

20. Who pays the expenses of the plan?

     There are no brokerage commissions or service charges on shares purchased from us for your account. We will pay brokerage fees on shares purchased on the open market for your account and, for tax purposes, these fees will be considered as additional dividend income to you. We will pay all costs of administering the plan, except as stated below, and except for brokerage commissions and the administrator's $10 charge in connection with sales under the plan and the costs of any broker, bank or other nominee (other than the administrator) which holds shares on your behalf. When whole or fractional shares are sold for your account, the administrator will first deduct any applicable brokerage commissions, the $10 administrative fee, and any required backup withholding and taxes before remitting the balance to you. The administrator will charge nominal fees for various services, including, but not limited to, sales of shares, preparing transcripts of accounts (in addition to normal monthly statements) and other special requests. These charges must be borne by you. A fee schedule is available from the administrator.

21. What are your responsibilities, and the responsibilities of the administrator, under the plan?

     Neither we nor the administrator have any duties, responsibilities or liabilities except those expressly set forth in the plan, or as imposed by applicable legal requirements, including without limitation the federal securities laws. YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE PLAN.

22. What happens if you issue a share dividend or declare a share split or make a rights offering?

     Any shares distributed by us as a result of a share dividend or a share split on plan shares held for you under the plan will be credited to your account as additional plan shares. With respect to shares issued through share dividends or splits on participating shares not held by the administrator: (a) if you have elected the full dividend reinvestment option, the newly issued shares will become participating shares automatically, and (b) if you have elected the partial dividend reinvestment option, the newly issued shares will not become participating shares unless you subsequently enroll the newly issued shares under the plan.

     In the event that we make rights available to holders of our shares to purchase additional shares or other securities, the rights issuable with respect to your plan shares will be distributed directly to you, and you will be free to exercise or otherwise dispose of those rights. If you have elected the full dividend reinvestment option, any shares you acquire on the exercise of the rights will automatically become participating shares. If you have elected the partial dividend reinvestment option, any shares you acquire by the exercise of the rights will not become participating shares unless you subsequently enroll those shares under the plan.

23. May the plan be changed or terminated?

     We intend the plan to continue indefinitely. However, we reserve the right to amend, modify, suspend or terminate the plan at any time. We will notify you in writing of any material changes in the plan.

                    INDEMNIFICATION UNDER THE SECURITIES ACT

     Except in limited circumstances, we are required by provisions in our declaration of trust, as amended, to indemnify our trustees and officers against liability incurred by them as a result of service in their capacities as trustees and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to these provisions, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                     PLAN OF DISTRIBUTION AND UNDERWRITERS

     Any financial intermediary or other person may purchase shares through the plan at a discount by reinvesting their dividends and may capture the discount by reselling the shares shortly thereafter. We have not entered into any arrangements with any financial intermediary or other person to engage in such arrangements. We anticipate that the availability of a discount may encourage some participants in the plan to purchase more shares than they would purchase without the discount, but we have no basis to quantify the extent to which additional shares will be purchased because of the discount. We may offer discounts on cash investments.

     If you acquire shares through the plan and resell them shortly before or after acquiring them (including covering short positions), under certain circumstances, you may be participating in a distribution of securities that would require your compliance with Rule 10b-6 under the Exchange Act and you may be considered to be an underwriter within the meaning of the Securities Act. We will not extend to you any rights or privileges other than those to which you would be entitled as a participant in the plan, nor will we enter into any agreement with you regarding your purchase of those shares or any resale or distribution of those shares.

                                 LEGAL OPINIONS

     Saul Ewing LLP, Baltimore, Maryland has rendered an opinion with respect to the legality of the common shares offered hereby.

                                    EXPERTS

     The consolidated financial statements and schedule of Liberty Property Trust appearing in Liberty Property Trust's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses of the sale and distribution of the Securities being registered, all of which are being borne by the Company. Such costs and expenses do not include amounts that may be incurred upon the issuance of certain types of securities represented hereunder.

Securities and Exchange Commission registration fee.........  $ 8,211
Legal and accounting fees and expenses......................    5,000
Printing and Engraving......................................   15,000
Miscellaneous...............................................    5,000
                                                              -------
          Total.............................................  $33,211

     All expenses except the Securities and Exchange Commission registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE TRUST

     Under Section 8-301(15) and 2-418 of the Maryland General Corporation Law, as amended, the Trust has the power to indemnify trustees and officers under certain prescribed circumstances (including when authorized by a majority vote of a quorum of disinterested trustees, by a majority vote of a committee of two or more disinterested trustees, by independent legal counsel, or by shareholders) and, subject to certain limitations (including, unless otherwise determined by the proper court, when such trustee or officer is adjudged liable to the Trust), against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a trustee or officer of the Trust if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such trustee or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Trust's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article XII of the Trust's By-laws provides that the Trust has the power to indemnify trustees, officers and shareholders of the Trust against expenses (including legal fees) reasonably incurred by any of them in connection with the successful defense of a proceeding to which such person was made a party by reason of such status, whether the success of such defense was on the merits or otherwise, to the maximum extent permitted by law. The trustees, officers and shareholders of the Trust also have the right, in certain circumstances, to be paid in advance for expenses incurred in connection with any such proceedings.

THE OPERATING PARTNERSHIP

     Section 8570 of the Pennsylvania Revised Uniform Limited Partnership Act authorizes the Operating Partnership to indemnify any partner or other person from and against any and all claims and demands whatsoever, unless it is determined by a court that the act or omission giving rise to the claim of indemnification constituted willful misconduct or recklessness.

     Reference is made to Section 7.8 of the Operating Partnership's Second Restated and Amended Limited Partnership Agreement, as amended to the date hereof (the "Partnership Agreement"), a copy of which is filed as Exhibit 3.1.2 to the Registration Statement, which provides for indemnification of the general partners and others. Section 7.8(d) of the Partnership Agreement authorizes the Operating Partnership to purchase and maintain insurance on behalf of the general partner and others against any liability that may be asserted against or expenses that may be incurred by such person regardless of whether the Operating Partnership would have the power to indemnify such person against liability under the Partnership Agreement.

     Reference is made to Section 7.9 of the Partnership Agreement which limits the general partner's liability for monetary or other damages.

ITEM 16.  EXHIBITS.

ITEM                          DESCRIPTION
----                          -----------
 4.1  Rights Agreement, dated as of December 17, 1997, by and between the Trust and the Rights Agent (including as Exhibit
      A thereto the Form of Articles Supplementary Relating to
      Designation, Preferences, and Rights of Series A Junior
      Participating Preferred Shares of Liberty Property Trust, as
      Exhibit B thereto the Form of Rights Certificate and as
      Exhibit C thereto the Summary of Rights to Purchase Series A
      Junior Participating Preferred Shares). (Incorporated by
      reference to Exhibit 1 filed with the Trust's Registration
      Statement on Form 8-A filed with Commission on December 23,
      1997).
 5.1  Opinion of Saul Ewing LLP.
23.1  Consent of Ernst & Young LLP.
23.2  Consent of Saul Ewing LLP (included in Exhibit 5.1).
24.1  Powers of Attorney (included on signature pages included in this Registration Statement).

     Additional exhibits to the Registration Statement will be filed with or incorporated by reference in the Registration Statement in connection with the future amendments or supplements to the prospectus forming a part of the Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 30th day of July, 2003.

                                          LIBERTY PROPERTY TRUST

                                          By:        WILLIAM P. HANKOWSKY
                                             -----------------------------------
                                             William P. Hankowsky
                                             Chairman of the Board of Trustees,
                                             President and Chief Executive
                                              Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William P. Hankowsky and George J. Alburger, Jr., his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                             NOTICE TO SIGNATORIES

     The purpose of this Power of Attorney is to give William P. Hankowsky and George J. Alburger, Jr. (each, an "Agent" and, together, the "Agents") the power to execute certain documents related to this registration statement on your behalf.

     This Power of Attorney does not impose a duty on the Agents to exercise granted powers, but when powers are exercised, they must use due care to act for your benefit and in accordance with this Power of Attorney.

     The Agents may exercise the powers given here beginning on the date you execute this registration statement and continuing for the period during which this registration statement is effective, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agents' authority. A court can take away the powers of the Agents if it finds the Agents are not acting properly.

     The powers and duties of an agent under a power of attorney are explained more fully in 20 Pa. C.S. Ch. 56.

     If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

     By signing below, you are attesting that you have read or had explained to you the above Notice and that you understand its contents.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities with the above Registrant and on the dates indicated.

                SIGNATURE                              TITLE                  DATE
                ---------                              -----                  ----
         /s/ WILLIAM P. HANKOWSKY           Chairman of the Board of      July 30, 2003
------------------------------------------    Trustees, President and
           William P. Hankowsky               Chief Executive Officer
                                              (Principal Executive
                                              Officer)

       /s/ GEORGE J. ALBURGER, JR.          Executive Vice President and  July 30, 2003
------------------------------------------    Chief Financial Officer
         George J. Alburger, Jr.              (Principal Financial and
                                              Accounting Officer)

        /s/ FREDERICK F. BUCHHOLZ           Trustee                       July 30, 2003
------------------------------------------
          Frederick F. Buchholz

        /s/ THOMAS C. DELOACH, JR.          Trustee                       July 30, 2003
------------------------------------------
          Thomas C. DeLoach, Jr.

           /s/ DANIEL P. GARTON             Trustee                       July 30, 2003
------------------------------------------
             Daniel P. Garton

          /s/ J. ANTHONY HAYDEN             Trustee                       July 30, 2003
------------------------------------------
            J. Anthony Hayden

          /s/ M. LEANNE LACHMAN             Trustee                       July 30, 2003
------------------------------------------
            M. Leanne Lachman

                SIGNATURE                              TITLE                  DATE
                ---------                              -----                  ----
         /s/ DAVID L. LINGERFELT            Trustee                       July 30, 2003
------------------------------------------
           David L. Lingerfelt

            /s/ JOHN A. MILLER              Trustee                       July 30, 2003
------------------------------------------
              John A. Miller

          /s/ STEPHEN B. SIEGEL             Trustee                       July 30, 2003
------------------------------------------
            Stephen B. Siegel

---------------------------------------------
---------------------------------------------

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION WITH RESPECT TO THOSE SECURITIES TO WHICH IT RELATES TO ANY PERSONS IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN AT ITS DATE IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                 PAGE
                                 ----
About this Prospectus..........    1
Where to Find Additional
  Information..................    1
The Company....................    3
Use of Proceeds................    3
Description of the Plan........    3
Indemnification under the
  Securities Act...............   13
Plan of Distribution and
  Underwriters.................   13
Legal Opinions.................   14
Experts........................   14

---------------------------------------------
---------------------------------------------
---------------------------------------------
---------------------------------------------
                             LIBERTY PROPERTY TRUST
                             DIVIDEND REINVESTMENT
                                      PLAN
                                 July 30, 2003
---------------------------------------------
---------------------------------------------